Exhibit 10.7

PLEDGE AND SECURITY AGREEMENT
Dated as of June 25, 2024
among
BAKERSFIELD RENEWABLE FUELS, LLC,
as Borrower,
BKRF OCB, LLC,
as Term Loan Borrower,
BKRF OCP, LLC,
as Holdings,
EACH OF THE OTHER GRANTORS PARTY HERETO
FROM TIME TO TIME
and

VITOL AMERICAS CORP., as Collateral Agent

TABLE OF CONTENTS
Page

Schedules
Schedule I    Pledged Equity Interests; Pledged Debt
Schedule II    Instruments and Chattel Paper
Schedule III    Commercial Tort Claims

i

PLEDGE AND SECURITY AGREEMENT
PLEDGE AND SECURITY AGREEMENT, dated as of June 25, 2024 (this “Agreement”), between BAKERSFIELD RENEWABLE FUELS, LLC, a Delaware limited liability company (the “Borrower”), BKRF OCB, LLC, a Delaware limited liability company (the “Term Loan Borrower”), BKRF OCP, LLC, a Delaware limited liability company (“Holdings” and, collectively with Borrower and Term Loan Borrower, the “Grantors”), and VITOL AMERICAS CORP. (“Vitol”), as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to Section 8.01 of the Credit Agreement referred to below, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower desires to install, develop, construct, finance and operate a 150 million gallons per year renewable diesel refinery to be located in Bakersfield, California (the “Project”);
WHEREAS, in order to finance a portion of the ownership and operation of the Project and certain other costs, fees and expenses associated therewith and with the financing contemplated herein, as more fully described herein, the Borrower, the Term Loan Borrower and Holdings have entered into that certain Credit Agreement, dated as of June 25, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the entities from time to time party thereto as lenders (each of such lenders, a “Lender”) and Vitol, as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent;
WHEREAS, the Borrower and Vitol, in its individual capacity, are parties to (i) the Supply and Offtake Agreement, dated as of June 25, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SOA”), and (ii) the Storage Services Agreement, dated as of June 25, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SSA”);
WHEREAS, in order to secure its obligations under the Credit Agreement, SOA, SSA, the other Secured Obligations Documents (as defined herein) and the other Secured Obligations (as defined herein), each Grantor is granting a security interest in the Collateral (as defined herein) pursuant to this Agreement to the Collateral Agent for the benefit of the Secured Parties; and
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:
Article I
DEFINITIONS
Section I.1.Defined Terms. Each capitalized term used and not otherwise defined herein (including the introductory paragraph and recitals) shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Intercreditor Agreement or, if not defined therein, in the Credit Agreement. In addition to the terms defined in the Intercreditor Agreement and the Credit Agreement, the following terms shall have the meanings specified below:
“Administrative Agent” shall have the meaning given to such term in the recitals to this Agreement.
“Agreement” shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Assigned Agreements” shall mean all agreements, contracts and documents, including each Project Document, to which any Project Grantor is a party (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, amended and restated supplemented or otherwise modified and in effect from time to time, including (i) all rights of the Project Grantors to receive moneys due and to become due under or pursuant to the applicable Assigned Agreements, (ii) all rights of the Project Grantors to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the applicable Assigned Agreements, (iii) all claims of the Project Grantors for damages arising out of or for breach of or default under the applicable Assigned Agreements and (iv) all rights of the Project Grantors to terminate, amend, supplement, modify or waive performance under the applicable Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.
“Borrower” shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Collateral” shall have the meaning given to such term in Section 3.01(a).
“Collateral Agent” shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Credit Agreement” shall have the meaning given to such term in the recitals to this Agreement.
“Deposit Account” shall have the meaning as defined in the UCC of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
“Discharge of Secured Obligations” shall mean payment in full in cash of all Secured Obligations, including (a) all Indebtedness outstanding under the Secured Obligations Documents, (b) the termination or expiration of all Commitments, if any, to extend credit that would constitute Secured Obligations and (c) all other Secured Obligations that are then due and payable or otherwise accrued, and full and final payment and discharge of all other outstanding Secured Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Secured Obligations Documents).
“Event of Default” means the occurrence of an “event of default” or “termination event” (howsoever defined) under any of the Secured Obligations Documents.
“Excluded Assets” shall mean (a) any property to the extent that a grant of a security interest in such property is prohibited by any requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirements of Law or is prohibited by, or constitutes a breach or default under or results in the termination of, or grants any Person (other than any Grantor) the right to terminate its obligations thereunder, or constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or requires any consent not obtained under, any lease, contract, permit, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such requirements of Law or the term in such lease, contract, permit, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including, without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that any such property shall constitute an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the Lien of the Security Documents immediately and automatically, at such time as such consequence shall no longer exist; (b) any Equipment (as such term is defined in the UCC) owned by any Project Grantor that is subject to a purchase money Lien or a capital lease, in each case constituting Permitted Indebtedness (as defined in the Credit Agreement), to the extent that such equipment is acquired or refinanced with the proceeds of such purchase money obligations, the Lien securing such purchase money obligations is a validly perfected Permitted Lien and the contract or other agreement in which such Permitted Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than any Project Grantor as a condition to the creation of any other Lien on such equipment; (c) to the extent permitted by the Secured Obligations Documents, deposits of cash or

Cash Equivalents, other securities or investments substantially similar to Cash Equivalents (as defined in the Credit Agreement) or other funds and investments (including exchange-traded derivative contracts) in which a security interest is granted pursuant to any secured commodity hedge agreement entered into by the Borrower in the ordinary course of business in margin, clearing or similar accounts (and any related Deposit Account, Securities Account or lockbox account and any related cash or Cash Equivalents (as defined in the Credit Agreement) on deposit therein or credited thereto) with or on behalf of brokers, credit clearing organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds, with respect to any Project Documents, including secured commodity hedge agreements and letters of credit supporting Project Documents, in each case, to the extent permitted by the Credit Agreement; (d) cash collateral accounts and other similar accounts (and any amounts on deposit therein or credited thereto) which are, in each case, provided to or by third parties in the ordinary course of business and which are subject to a Permitted Lien (as defined in the Credit Agreement), in each case, to the extent permitted by the Credit Agreement; (e) the Non-Delivered Instruments and any distribution or other Restricted Payments (as defined in the Credit Agreement) which any Project Grantor in turn distributes to Holdings or any other person; provided that such distribution or other Restricted Payment to Holdings or any other Person is made pursuant to, or otherwise in accordance with, the terms of the Secured Obligations Documents; (f) any real property interests which are acquired by any Project Grantor after the Closing Date to the extent not required by any Secured Obligations Documents to be subject to the Lien of the Mortgage; (g) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (h) all motor vehicles, vessels, aircraft, rolling stock and other assets subject to certificate-of-title statute; (i) letter of credit rights with an aggregate value not in excess of $1,000,000; (j) non-material off-site easements, rights-of-way, leases and licenses, which are not necessary for the construction or operation of the Project as currently conducted to the extent consents to collateral assignment are required in connection with the grant of any security interest thereon; and (k) all property with respect to which the Borrower and the Administrative Agent reasonably agree that the costs of obtaining security interests therein are excessive in relation to the value of the security to be afforded thereby.
“Financing Statements” shall mean all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant applicable law.
“Grantors” shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Holdings” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 25, 2024 among the Collateral Agent, the Term Loan Collateral Agent, Holdings, the Term Loan Borrower and the Borrower, as from time to time amended, modified and/or restated.
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, and the Securities Accounts; and (iii) whether or not constituting “investment property” as so defined, (x) all promissory notes issued to or held by any Grantors and (y) all Equity Interests owned by any Grantors, (together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantors while this Agreement is in effect).
“Lender” shall have the meaning given to such term in the recitals to this Agreement.
“Material Adverse Effect” shall have the meaning given to such term in the Credit Agreement.
“Mortgage” means that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of June 25, 2024 from the Borrower, as trustor, to Chicago Title Insurance Company, as the trustee, for the benefit of the Collateral Agent, as beneficiary, as amended.
“Non-Delivered Instruments” shall have the meaning given to such term in Section 2.04.
“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Pledged Debt” means all indebtedness for borrowed money owed to any Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule I under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.
“Pledged LLC Interests” means all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests (i) listed on Schedule I under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and (ii) representing the limited liability company interests in any Grantor (other than Holdings), in each case, together with the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.
“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule I under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.
“Pledged Stock” means all Equity Interests owned by any Grantor, including, without limitation, all Equity Interests (i) described on Schedule I under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time) and (ii) representing Equity Interests in any Grantor (other than Holdings), in each case, together with the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property and any other Collateral, collections thereon or distributions or payments with respect thereto, and whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
“Project” shall have the meaning given to such term in the recitals of this Agreement.
“Project Grantor” shall mean each of the Borrower and the Term Loan Borrower.
“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Secured Obligations Documents” shall have the meaning given to the term “RCF Documents” in the Intercreditor Agreement.
“Secured Obligations” shall have the meaning given to the term “RCF Obligations” in the Intercreditor Agreement.
“Secured Parties” shall have the meaning given to the term “RCF Secured Parties” in the Intercreditor Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“SOA” shall have the meaning given to such term in the recitals of this Agreement.
“SSA” shall have the meaning given to such term in the recitals of this Agreement.
“Taxes” shall have the meaning given to such term in the Credit Agreement.
“Term Loan Borrower” shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Term Loan Collateral Agent” means Orion Energy Partners TP Agent, LLC.
“Trademarks” shall mean (i) all trademarks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Vitol” shall have the meaning given to such term in the introductory paragraph of this Agreement.
Section I.2.Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 1.3 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
Section I.3.UCC Definitions. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires, including the following terms: Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Note, Securities Account, Security, Security Entitlement and Supporting Obligations.
Article II
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as of the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:
Section II.1.Inventory and Equipment. To the actual knowledge of each Grantor, all existing Inventory and Equipment individually having a fair market value in excess of $1,000,000 (other than Inventory and Equipment in transit or in the possession of third parties in the ordinary course of business) is located at such Grantor’s address for notices set forth in Section 10.01 of the Credit Agreement or at the Project.
Section II.2.Location; Records. The place of business or, if there is more than one place of business, the chief executive office of each Grantor is located at such Grantor’s address for notices set forth in Section 10.01 to the Credit Agreement, and, to the actual knowledge of each Grantor, no Grantor has any books and records concerning the Collateral at any location other than at such address or at the Project. Each Grantor is duly organized as a Delaware limited liability company and is not organized under the laws of any other jurisdiction.

Section II.3.Collateral Identification, Special Collateral. All Pledged Equity Interests owned by the Grantors are listed on Schedule I hereto.
Section II.4.Certificated Securities and Instruments; Receivables. Each Grantor has delivered to the Collateral Agent (or, if permitted under the Intercreditor Agreement and required under the Term Loan Agreement, the Term Loan Collateral Agent), on or before the Closing Date, without exception, the following Collateral held by such Grantor on the Closing Date (a) Collateral that is represented by Certificated Securities, (b) Collateral that consists of Instruments or Chattel Paper (other than Instruments and Chattel Paper deposited or to be deposited for collection and other Instruments and Chattel Paper in a face amount of $1,000,0000 or less (collectively, “Non-Delivered Instruments”)), including any Receivable that is evidenced by any Instrument or Chattel Paper. None of the obligors on any Receivables with a value in excess of $1,000,000 is a Governmental Authority except as notified in writing to the Collateral Agent. All Collateral consisting of Instruments, Chattel Paper (other than Non-Delivered Instruments) and owned by any Grantor, to the actual knowledge of the Grantors, is listed on Schedule II hereto.
Section II.5.Changes in Circumstances. No Grantor has, within the period of one year prior to the date hereof, (i) changed its jurisdiction of formation, (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC).
Section II.6.Pledged Equity Interests, Investment Property.
(a)Each of Holdings and the Term Loan Borrower, as applicable, is the record and beneficial owner of the applicable Pledged Equity Interests free of all Liens (subject to Permitted Liens), rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and
(b)No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained or cannot be obtained after such exercise of such commercially reasonable efforts.
(c)All of the Securities that are pledged by such Grantor hereunder constitute a “security” under Section 8-102 of the UCC and a Certificated Security. Each such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Collateral Agent (or, if permitted under the Intercreditor Agreement and required under the Term Loan Agreement, the Term Loan Collateral Agent) together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent.

Section II.7.Intellectual Property. To each Grantor’s knowledge, no Grantor owns any material Copyrights, Patents or Trademarks in its own name.
Section II.8.Commercial Tort Claims. Except to the extent listed in Schedule III, no Grantor has any rights in any Commercial Tort Claim with potential value in excess of $1,000,000.
Article III
COLLATERAL
Section III.1.Grants of Security Interests in Collateral.
(a)Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:
(i)all Accounts;
(ii)all As-Extracted Collateral;
(iii)all Assigned Agreements;
(iv)all Chattel Paper (whether Tangible or Electronic);
(v)all Deposit Accounts;
(vi)all Collateral Accounts and RCF Priority Accounts and, in each case, all amendments, extensions, renewals and replacements thereof whether under the same or a different account number, together with all funds, cash, monies, credit balances, financial assets, investments, Instruments, certificates of deposit, promissory notes and any other property (including any Investments permitted under the Credit Agreement) at any time on deposit therein or credited thereto, all rights to payment or withdrawal therefrom, and all proceeds, accounts receivable, products, accessions, profits, gains and interest thereon of or in respect of any of the foregoing, and all other deposit accounts and securities accounts;
(vii)all Documents;
(viii)all Equipment;
(ix)all Fixtures;
(x)all General Intangibles;

(xi)all Goods not covered by the other clauses of this Article III;
(xii)all Instruments, including all Promissory Notes;
(xiii)all Intellectual Property;
(xiv)all Inventory;
(xv)all Investment Property not covered by other clauses of this Article III, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto;
(xvi)all Letter-of-Credit Rights;
(xvii)all licenses, permits and other authorizations issued by any Governmental Authority now or hereafter held in the name, or for the benefit of, any Grantors;
(xviii)all Pledged Debt;
(xix)all Pledged Equity Interests;
(xx)all Commercial Tort Claims listed on Schedule III;
(xxi)all books and records pertaining to the Collateral;
(xxii)to the extent not otherwise included above, all other personal property relating to any of the foregoing (other than any Excluded Asset and any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); and
(xxiii)to the extent not otherwise included above, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, that the Debt Service Reserve Account (as defined in the Term Loan Agreement) and all funds on deposit therein or credited thereto shall be solely for the benefit of the Agents and the Lenders (each as defined in the Term Loan Agreement) and, provided, further, that in no event shall the Collateral include any Excluded Assets.
(b)Certain Limitations. Notwithstanding any of the other provisions set forth in this Article III or any other Secured Obligations Documents to the contrary, this Agreement shall not, at any time, constitute a grant of a Lien on any property that is, at such time, an Excluded Asset. Each Grantor and the Collateral Agent hereby acknowledge and agree that the Liens created hereby in the Collateral are not, in and of themselves, to be construed as a grant of a fee interest (as opposed to a Lien) in any Intellectual Property. Except as expressly provided herein, no Grantor shall be required to take any action intended to cause any Excluded Assets to constitute Collateral, and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Assets.
(c)Security for Secured Obligations. This Agreement, and the Liens granted and created herein in the Collateral, secure the payment and the performance of all Secured Obligations now or hereafter in effect, whether direct or indirect, absolute or contingent, and including all amounts that constitute part of the Secured Obligations and would be owed by any Grantor but for the fact that they are unenforceable or not allowed due to a pending Insolvency Proceeding.
Section III.2.Performance of Obligations.
(a)Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Project Grantor shall remain liable under each of the contracts and agreements included in the Collateral, including the Assigned Agreements, to perform all of the obligations undertaken by such Project Grantor thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such contracts and agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent or any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any contract or agreement included in the Collateral, including the Assigned Agreements, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Project Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including, with respect to the Project Grantors, the Assigned Agreements.
(b)Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under each of the Secured Obligations Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and (ii) the exercise by the Collateral Agent or the other Secured Parties (or any of their respective directors, officers, employees, affiliates or agents) of any of their rights, remedies or powers hereunder shall not release any Grantor from any of its duties or obligations under each of the Secured Obligations Documents to which such Grantor is a party.
Section III.3.Pledged Equity Interests, Investment Property.
(a)Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Property, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall immediately take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer (including by means of Restricted Payments (as defined in the Credit Agreement)) and all scheduled payments of interest.
(b)Voting.
(i)So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Property in this Agreement or elsewhere herein or in the Secured Obligations Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Obligations Documents; and
(ii)Upon the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement, and after notice thereof from the Collateral Agent to the Grantors of the Collateral Agent’s intent to exercise its rights under this Section 3.03(b) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Grantors are the subject of an Insolvency Proceeding):
(A)all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;
(B)in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 4.15; and
(C)except as expressly permitted by the Secured Obligations Documents, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i)

such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in Collateral in which such new debtor has or acquires rights; (ii) all the outstanding Equity Interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; and (iii) such Grantor promptly complies with the delivery and control requirements of Article IV hereof.
(c)Distributions. Any and all distributions paid in respect of the Pledged Equity Interests shall be paid only to the extent permitted, and then strictly in accordance with, the Secured Obligations Documents and, if then in effect, the Intercreditor Agreement. To the extent that such distributions and payments are made in accordance with the terms of the Secured Obligations Documents and, if then in effect, the Intercreditor Agreement, the further distribution or payment of such monies shall not give rise to any claims or causes of action on the part of any of the Secured Parties against the applicable Grantor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from the fraud, gross negligence or willful misconduct of such Grantor.
Article IV
CERTAIN ASSURANCES; REMEDIES
In furtherance of the grant of the Liens on the Collateral pursuant to Section 3.01, each Grantor agrees with the Collateral Agent (for the benefit of the Secured Parties) as follows:
Section IV.1.Delivery and Other Perfection Activities. Each Grantor shall:
(a)deliver to the Collateral Agent any and all Instruments and Chattel Paper, and Certificated Securities (in each case, having a fair market value in excess of $1,000,000), endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided that so long as no Event of Default shall have occurred and be continuing and subject to the terms of the Intercreditor Agreement, the Collateral Agent shall, promptly upon request of any Grantor, make appropriate arrangements for making any Instrument or Chattel Paper pledged by such Grantor and held by the Collateral Agent available to the such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document);
(b)maintain the Liens created by this Agreement as a perfected security interest and, at the sole cost and expense of the Grantors, (i) give, execute, deliver, file and/or record any Financing Statement (x) to create, preserve, perfect or validate and maintain the Liens granted pursuant hereto or (y) to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such Liens; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d), and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights (other than any Letter-of-Credit Rights constituting Supporting Obligations) and any other relevant Collateral (in each case, having a fair market value in excess of $1,000,000), take any actions necessary to enable the

Collateral Agent to obtain “control” (within the meaning if the applicable Uniform Commercial Code) with respect thereto;
(c)promptly notify the Collateral Agent upon the acquisition after the date hereof by the Grantors of any Equipment covered by a warehouse receipt (other than Equipment with a fair market value of $1,000,000 or less individually), and upon the request of the Collateral Agent (acting on the instruction of the Secured Parties), cause the Collateral Agent to be listed as the lienholder on such warehouse receipt and within 60 days of the acquisition thereof deliver evidence of the same to the Collateral Agent;
(d)upon request of the Collateral Agent (upon the occurrence and during the continuation of any Event of Default and subject to the terms of the Intercreditor Agreement), promptly notify (and each Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, with a copy of such notice to the Grantors;
(e)upon request of the Collateral Agent upon the occurrence and during the continuation of any Event of Default, furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and properties of any Grantor and such other reports in connection therewith that the Collateral Agent may reasonably request, all in reasonable detail; and
(f)at all times cause the Pledged Equity Interests owned by each Grantor to be Certificated Securities and to be delivered to the Collateral Agent (or, if permitted under the Intercreditor Agreement and required under the Term Loan Agreement, the Term Loan Collateral Agent).
Section IV.2.Intellectual Property. Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, and the loss of such Intellectual Property could reasonably be expected to have a Material Adverse Effect, such Grantor shall report such filing to the Collateral Agent within thirty Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the applicable Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantors relating thereto or represented thereby.
Section IV.3.Commercial Tort Claims. If any Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral

Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
Section IV.4.[Reserved].
Section IV.5.Other Financing Statements and Liens. Except with respect to Permitted Liens, without the prior written consent of the Collateral Agent (acting at the direction of the Secured Parties or otherwise in accordance with the Intercreditor Agreement), no Grantor shall file or authorize to be filed in any jurisdiction, any effective Financing Statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.
Section IV.6.Preservation of Rights. The Collateral Agent shall not be required to take any steps to preserve any rights against prior parties to any of the Collateral.
Section IV.7.Special Provisions Relating to Certain Collateral.
(a)Adverse Claims. Each Grantor shall defend, all at its own cost and expense, such Grantor’s title and the existence and perfection of the Collateral Agent’s (for the benefit of the Secured Parties) security interests in the Collateral against all adverse claims (subject to any Permitted Liens).
(b)Assigned Agreements.
(i)Upon the request of the Collateral Agent at any time after the occurrence and the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, the Project Grantors shall notify the parties to any Assigned Agreement that such Assigned Agreement has been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(ii)In the event of a default by any Project Grantor in the performance of any of its obligations under any Assigned Agreement that is a Material Contract (as defined in the Credit Agreement), or upon the occurrence or non-occurrence of any event or condition under any such Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable another party of such Assigned Agreement to terminate or suspend its performance under such Assigned Agreement, and subject to the terms of the Intercreditor Agreement, the Collateral Agent (acting at the direction of an act of the Secured Parties or as otherwise provided for in the Intercreditor Agreement) may (but shall not be obligated to), with prior written notice to the applicable Project Grantor (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if such Project Grantor is the subject of an Insolvency Proceeding or if the delivery of such notice is otherwise prohibited by applicable law), cause the performance of such obligations, and the reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented fees and expenses of external counsel) of the Collateral

Agent incurred in connection therewith shall be payable by or on behalf of such Project Grantor.
(c)Intellectual Property.
(i)For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.10 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (for the avoidance of doubt, only during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement), and for no other purpose, the Grantors hereby grant to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive world-wide license (exercisable without payment of royalty or other compensation to the Grantors) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantors, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
(ii)Notwithstanding anything herein to the contrary, but subject to the provisions of the Secured Obligations Documents that limit the rights of the Grantors to dispose of its property, so long as no instruction by an act of the Secured Parties has been delivered in connection with an Event of Default that has occurred and is continuing in accordance with the Intercreditor Agreement, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, so long as no instruction by an act of the Secured Parties has been delivered in connection with an Event of Default that has occurred and is continuing in accordance with the Intercreditor Agreement, the Collateral Agent shall from time to time, upon the request and at the sole cost and expense of the Grantors, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantors shall have certified are appropriate (in its judgment) to allow them to take any action permitted above. Further, upon the release of the Collateral Agent’s Liens on the Collateral pursuant to Section 4.17, the Collateral Agent shall transfer to the Grantors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 4.10 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (ii).
(iii)Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, the Grantors shall, upon the request of the Collateral Agent, deliver to the Collateral Agent a schedule listing all then existing Intellectual Property and take such other action as the Collateral Agent shall deem necessary to perfect the Liens created hereunder in all such Collateral.

Section IV.8.Custody and Preservation.
(a)Subject to applicable law, the Collateral Agent’s obligation to use reasonable care in the custody and preservation of the Collateral shall be satisfied if it uses the same care as it uses in the custody and preservation of its own property. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.
(b)The Collateral Agent shall not be responsible for (i) the existence, genuineness or value of any of the Collateral, (ii) the validity, perfection or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (iii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) the validity of the title of the Grantors to the Collateral, (v) insuring the Collateral, (vi) the payment of taxes, charges, assessments or Liens upon the Collateral or (vii) any other maintenance of the Collateral.
Section IV.9.Rights to Preserve and Protect. After the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement, the Collateral Agent (acting at the direction of the Secured Parties or otherwise in accordance with the Intercreditor Agreement) may, but shall not be obligated to, pay or secure payment of any overdue Tax (as defined in the Credit Agreement) or other claim that may be secured by or result in a Lien on any Collateral. After the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement, the Collateral Agent (acting at the direction of the Secured Parties or otherwise in accordance with the Intercreditor Agreement) may, but shall not be obligated to, do or cause to be done any other thing that is necessary or desirable to preserve, protect or maintain the Collateral. The Grantors shall promptly reimburse the Collateral Agent or any other Secured Party for any reasonable and documented out-of-pocket payment or expense (including reasonable and documented fees and expenses of external counsel) that the Collateral Agent or such other Secured Party may incur pursuant to this Section 4.09.
Section IV.10.Remedies Generally.
(a)Upon the occurrence and during the continuation of an Event of Default and subject to terms of the Intercreditor Agreement:
(i)each Grantor shall, at the request of the Collateral Agent, assemble movable Collateral owned by it (and not otherwise in the possession of the Collateral Agent), if any, at such place or places, reasonably convenient to both the Collateral Agent and the applicable Grantor, designated in such request;

(ii)the Collateral Agent (acting at the direction of the Secured Parties or otherwise in accordance with the Intercreditor Agreement) may (but shall not be obligated to), without notice to any Grantor (except as required by applicable law) and at such times as the Collateral Agent in its sole judgment may determine, exercise any or all of any Grantor’s rights in, to and under, or in any way connected to, the Collateral (including the performance of any Project Grantor’s obligations, and the exercise of the Project Grantor’s rights and remedies, under the Assigned Agreements), and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws or equity in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Grantors agree to take all such action as may be appropriate to give effect to such right);
(iii)the Collateral Agent may (but shall not be obligated to) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may (but shall not be obligated to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;
(iv)the Collateral Agent may (but shall not be obligated to), in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;
(v)the Collateral Agent may (but shall not be obligated to) sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Parties deem reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived). If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and
(vi)the Collateral Agent may (but shall not be obligated to), to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve and replace the Collateral or any part thereof, and manage and operate the same, and receive and collect all income, receipts, royalties, revenues, issues and profits therefrom (it being agreed that each Grantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, it shall immediately deliver possession of such Collateral to such receiver).
(b)The proceeds of each collection, sale or other disposition under this Agreement shall be applied in accordance with Section 4.14.
(c)Subject to the terms of the Intercreditor Agreement, each Grantor recognizes that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may elect to sell all or any part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act) and the Grantors and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act. If the Secured Parties exercise their right to sell any or all of the Collateral, upon written request, the applicable Grantor shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the Collateral and any other instruments included in the Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the United States Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(d)The Collateral Agent shall within a reasonable period of time thereafter give the Grantors notice of any action taken under this Section 4.10; provided, however, that (i) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (ii) the Collateral Agent shall not be required to deliver any such notice if any Grantor is the subject of an Insolvency Proceeding or if the delivery of such notice is otherwise prohibited by applicable law.
Section IV.11.Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under Section 4.10 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Collateral Agent shall retain all rights and remedies under the Secured

Obligations Documents, and each Grantor shall remain liable, with respect to any deficiency to the extent such Grantor is obligated under this Agreement and the other Secured Obligations Documents.
Section IV.12.Change of Name or Location. Without prior written notice to the Collateral Agent, no Grantor shall change its organizational name from the name shown on the signature pages hereto or its jurisdiction of formation from the State of Delaware. No Grantor shall effect any such name change or change in jurisdiction of organization until all necessary steps have been taken to maintain the perfection and priority of the Liens granted herein or in any other Secured Obligations Documents.
Section IV.13.Private Sale. The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.10 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, each Grantor hereby waives, to the maximum extent permitted under applicable law, any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
Section IV.14.Application of Proceeds.
(a)Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Article IV with respect to the Collateral, shall be held by the Collateral Agent as Collateral hereunder and shall be applied by the Collateral Agent to the Secured Obligations in accordance with the terms of the Intercreditor Agreement.
(b)Company Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to Section 4.10 shall be deemed to relieve any Grantor of its obligations under any Secured Obligations Documents except to the extent the proceeds thereof are applied to the payment of such obligations.
(c)Purchase of Collateral. Subject to the Intercreditor Agreement, the Collateral Agent or any other Secured Party may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the applicable Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the Liens created by this Agreement.

Section IV.15.Attorney-in-Fact.
(a)Without limiting any rights or powers granted by this Agreement to the Collateral Agent, the Grantors hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantors and in the name of the Grantors or in its own name, at the Grantor’s sole cost and expense, for the purpose of carrying out the provisions of this Agreement upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement, or otherwise as contemplated by Section 4.07 and Section 5.01, to (a) take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the terms of this Agreement, (b) preserve the validity and perfection of the Liens granted by this Agreement and (c) exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Grantors hereby give the Collateral Agent the power and right, on behalf of the Grantors, without notice to or assent by the Grantors, upon the occurrence and during the continuation of an Event of Default (or as otherwise provided in Section 4.07 or Section 5.01), and subject to the terms of the Intercreditor Agreement, to:
(i)ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral,
(ii)in the name of any Grantor or its own name or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or general intangible,
(iii)file any claims or take any other action that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral,
(iv)execute, in connection with any sale or disposition of the Collateral under this Agreement, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral,
(v)in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of any Grantor relating thereto or represented thereby,
(vi)pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), effect any repair or pay or discharge any insurance called for by the terms of this Agreement or the other Secured Obligations Documents (including all or any part of the premiums therefor and the costs thereof),

(vii)direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct,
(viii)sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice or other document in connection with any Collateral,
(ix)commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral,
(x)defend any suit, action or proceeding brought against any Grantor with respect to any Collateral,
(xi)settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate,
(xii)assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment,
(xiii)cure any default by any Project Grantor under any Assigned Agreement, and
(xiv)generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the expense of the Grantors, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ Liens thereon and to effect the terms of this Agreement, all as fully and effectively as any Grantor might do.
(b)Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. Upon the occurrence and during the continuation of an Event of Default (or as otherwise provided in Section 4.07 or Section 5.01), the Grantors hereby acknowledge and agree that the Collateral Agent shall have no fiduciary duties to the Grantors in acting pursuant to this power of attorney and the Grantors hereby waive any claims or rights of a beneficiary of a fiduciary relationship hereunder.

Section IV.16.Perfection. Each Grantor authorizes the Collateral Agent to file (but the Collateral Agent shall not be so obligated to file) such Financing Statements in such offices as are or shall be necessary or as the Collateral Agent may determine to be appropriate to create and perfect the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity or perfection of the Liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement. Such Financing Statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes the Collateral in any other manner as the Collateral Agent may determine, as directed by the Administrative Agent, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Collateral Agent hereunder, including describing such property as “all assets whether now owned or hereafter acquired”, “all assets of the Debtor” or “all personal property whether now owned or hereafter acquired”. Copies of any such Financing Statement or amendment thereto shall promptly be delivered to the Grantors.
Section IV.17.Release of Liens.
(a)If any of the Collateral shall be sold or disposed of to any Person in a transaction (i) permitted under the Secured Obligations Documents or (ii) consented to pursuant to the Secured Obligations Documents and, in each case subject to the Intercreditor Agreement, such Collateral shall be automatically released from the Liens created hereunder, subject to satisfaction of the requirements of the Intercreditor Agreement.
(b)Upon the release of all of the Collateral Agent’s Liens on all of the Collateral pursuant to Section 5.19, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Grantors shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors, and the Collateral Agent shall (at the written request and sole cost and expense of the Grantors) promptly cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantors and to be released and cancelled all licenses and rights referred to in Section 4.07 and take any and all such actions as set forth in Section 5.19.
Article V
MISCELLANEOUS
Section V.1.Collateral Agent’s Right to Perform on any Grantor’s Behalf. If any Grantor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the Collateral Agent (pursuant to an act of the Secured Parties in accordance with the Intercreditor Agreement) may (but shall not be obligated to), upon reasonable notice to the Grantors, cause such terms, conditions, covenants and agreements to be done or performed or observed by experts, agents or attorneys, with reasonable care at the sole cost and expense of the Grantors, either in the Collateral Agent’s name or in the name and on behalf of the Grantors, and the Grantors hereby authorize the Collateral Agent so to do.

Section V.2.Waivers of Rights Inhibiting Enforcement. Each Grantor hereby waives, to the maximum extent permitted by applicable law:
(a)any claim that, as to any part of the Collateral, a public sale is, in and of itself, not a commercially reasonable method of sale for the Collateral;
(b)the right to assert in any action or proceeding between it and the Collateral Agent any offsets or counterclaims that it may have;
(c)except as otherwise provided in this Agreement, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OF, OR DISPOSITION OF, ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ANY GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT’S RIGHTS HEREUNDER;
(d)all rights of redemption, appraisement, valuation, stay and extension or moratorium; and
(e)all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.
Section V.3.No Waiver; Remedies Cumulative. No failure on the part of the Collateral Agent, any other Secured Party or any of such Person’s agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by the Collateral Agent, any other Secured Party or any of such Person’s agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein or in any other Secured Obligations Documents expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Collateral Agent or any other Secured Party would otherwise have. No notice to or demand on the Grantors in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any other Secured Party to any other or further action in any circumstances without notice or demand.
Section V.4.Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 10.01 of the Credit Agreement. Unless

otherwise so changed in accordance with the Credit Agreement by the respective parties hereto, all notices, requests and other communications to each party hereto shall be sent to the address of such party set forth in Section 10.01 to the Credit Agreement.
Section V.5.Amendments, Etc. This Agreement may be amended, supplemented, modified or waived only by an instrument in writing duly executed by each Grantor and the Collateral Agent and only to the extent permitted under the Intercreditor Agreement. Any such amendment, supplement, modification or waiver shall be binding upon the Collateral Agent, the Secured Parties and each Grantor. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.
Section V.6.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (a) no Grantors shall assign or transfer any of its rights or interests in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Collateral Agent (acting at the direction of an act of the Secured Parties and otherwise in accordance with the Intercreditor Agreement), (b) the Collateral Agent shall only transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its capacity as “Collateral Agent” in accordance with the terms of this Agreement and the Intercreditor Agreement and (c) the Collateral Agent may delegate certain of its responsibilities and powers under this Agreement as contemplated by Section 5.10 below and Section 10.05 the Credit Agreement.
Section V.7.Survival; Reliance. The representations and warranties of the Grantors set out in this Agreement or contained in any documents delivered to the Collateral Agent or any other Secured Party pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties in entering into the Secured Obligations Documents and extending the credit or otherwise performing the transactions thereunder, notwithstanding any investigation on their respective parts.
Section V.8.Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and any Secured Party may continue, at any time and without notice to any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of the Grantors constituting Secured Obligations in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantors (as the case may be) in any Insolvency Proceeding.
Section V.9.Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement.

Section V.10.Agents, Etc. The Collateral Agent may employ agents, experts and attorneys-in-fact in connection herewith in accordance with the terms hereof, the terms of the Credit Agreement and the terms of the Intercreditor Agreement.
Section V.11.Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section V.12.Counterparts. This Agreement may be executed in two or more of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when executed and delivered by each Person intended to be a party hereto. Delivery of an executed counterpart to this Agreement by facsimile or scanned electronic transmission shall be as effective as delivery of a manually signed original.
Section V.13.Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section V.14.GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section V.15.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.
Section V.16.Jurisdiction; Consent To Service Of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of such New York State court or federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the applicable party at the address specified for such party in Section 5.04. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(a)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section V.17.Specific Performance. The Collateral Agent may demand specific performance of this Agreement. The Collateral Agent and each Grantor hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent or any other Secured Parties.
Section V.18.Security Interest Absolute. To the maximum extent permitted by applicable law, the rights and remedies of the Collateral Agent hereunder, the Liens created hereby, and the obligations of the Grantors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination pursuant to Section 5.19), including:
(a)any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Secured Obligations Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;
(b)any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured Obligations, this Agreement, any other Secured Obligations Documents or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, any other Secured Obligations Documents or any such other instrument or agreement relating thereto;
(c)any furnishing of any additional security for the Secured Obligations or any part thereof to the Collateral Agent or any other Person or any acceptance thereof by the Collateral Agent or any other Person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other Person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party;
(d)any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any other Secured Obligations Documents or any other agreement or instrument relating thereto or any security therefor;
(e)the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;
(f)any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Grantors or may preclude the Grantors from obtaining reimbursement, contribution, indemnification or other recovery and even though the Grantors may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(g)any act or omission of the Collateral Agent or any other Person (other than payment of the Secured Obligations) that directly or indirectly results in or aids the discharge or release of the Grantors or any part of the Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;
(h)the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the U.S. Bankruptcy Code;
(i)any extension of credit or the grant of any Lien under Section 364 of the U.S. Bankruptcy Code;
(j)any use of cash collateral under Section 363 of the U.S. Bankruptcy Code;
(k)any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(l)the avoidance of any Lien in favor of the Collateral Agent for any reason;
(m)any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding; or
(n)any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 5.18 that the obligations of the Grantors hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

Section V.19.Termination; Release. Upon the Discharge of Secured Obligations and subject to Section 5.20, the Collateral Agent, at the sole cost and expense of the Grantors, (a) shall execute and deliver all such documentation, UCC termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to terminate this Agreement, (b) upon written notice to the Collateral Agent, authorizes the Grantors to prepare and file UCC termination statements terminating all of the Financing Statements filed in connection herewith and (c) agrees, at the request of the Grantors, to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Grantors may reasonably request as necessary or desirable to effect such termination and release, all at the expense of the Grantors.
Section V.20.Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Grantors in respect of the Secured Obligations is rescinded or must otherwise be restored by any Secured Party, whether as a result of any Insolvency Proceeding or reorganization or otherwise, and the Grantors shall indemnify the Collateral Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable fees, costs and expenses of external counsel) incurred by the Collateral Agent, such other Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.
Section V.21.No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties. Nothing in this Agreement shall impair, as between any Grantor and the Collateral Agent and the other Secured Parties, the obligations of any Grantor to pay principal, interest, fees and other amounts as provided in the Secured Obligations Documents.
Section V.22.Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Secured Obligations Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. The Grantors hereby acknowledge the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.
Section V.23.Intercreditor Agreement. The rights and remedies of the Secured Parties as among the Secured Parties will be governed by and subject to the terms of the Intercreditor Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BAKERSFIELD RENEWABLE FUELS, LLC,
as the Borrower

By: /s/Noah Verleun
Name: Noah Verleun
Title: President

BKRF OCB, LLC,
as the Term Loan Borrower

By: /s/Noah Verleun
Name: Noah Verleun
Title: President

BKRF OCP, LLC,
as Holdings

By: /s/Noah Verleun
Name: Noah Verleun
Title: President

[Signature Page to Pledge and Security Agreement]

VITOL AMERICAS CORP., as the Collateral Agent By: /s/Richard J. Evans Name: Richard J. Evans Title: Senior Vice President and CFO

[Signature Page to Pledge and Security Agreement]